Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 13, 2006

Draper Fisher Jurvetson ePlanet Ventures L.P.

By:	Draper Fisher Jurvetson ePlanet Partners, Ltd. (General Partner)

	By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Director

Draper Fisher Jurvetson ePlanet Partners, Ltd.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

Draper Fisher Jurvetson ePlanet Partners Fund, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG

By:	Draper Fisher Jurvetson ePlanet Verwaltungs GmbH (General Partner)

	By:	/s/ Timothy C. Draper
	Name:	Timothy C. Draper
	Title:	Managing Director

Draper Fisher Jurvetson ePlanet Verwaltungs GmbH (General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

/s/ Timothy C. Draper
Timothy C. Draper

/s/ John H.N. Fisher
John H. N. Fisher

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

/s/ Asad Jamal
Asad Jamal